Exhibit 4.17

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 5, 2024, between Digihost Technology Inc., a corporation incorporated under the Business Corporations Act (British Columbia) (including any successor thereto, the “Company”), and each of the purchasers identified on the signature pages hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the Company and the Purchasers desire to enter into this Agreement, pursuant to which the Purchasers are to be granted the right to acquire securities of the Company as set forth herein; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to National Instrument 72-503 – Distributions Outside Canada and Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, securities of the Company as more fully described in this Agreement (the “Offering”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Warrant Certificates (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Law” shall mean any law, rule or regulation of any governmental authority or jurisdiction applicable to any party to this Agreement, as the case may be.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or a provincial legal holiday in the Province of Ontario any day on which banking institutions in the State of New York or the Province of Ontario are required or authorized by law or other governmental action to close.

“Closing” means the delivery and sale of the Securities and payment of the aggregate Subscription Amount pursuant to Section 2.1.

“Closing Date” means the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligation to pay the Subscription Amount at the Closing, and (ii) the Company’s obligations to deliver the Securities to be issued and sold at the Closing, in each case, have been satisfied or waived, but in no event later than the Termination Date unless agreed to by the parties hereto in writing.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the subordinate voting shares of the Company, without par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the earliest of the date that all of the Warrant Shares have (a) been sold pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act or (b) may be sold by the holders thereof pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, in each case, as certified by the holders thereof in customary representation letters executed and delivered thereby to the Company and the Transfer Agent.

“Environmental Laws” means all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder.

“Equity Plans” means the equity plans referred to in the Company’s Registration Statement on Form S-8 (File No. 333-276647).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Common Shares, options and other awards to officers, directors, or employees of the Company, prior to and after the Closing Date up to the amounts and on the terms set forth in their respective agreements and in accordance with the rules and policies of the TSX Venture Exchange (as applicable), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder (subject to adjustment for forward and reverse share splits and the like that occur after the date hereof), (c) securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities and any term thereof have not been amended since the date of this Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities set forth on Schedule 3.1(g), (d) securities issued pursuant to acquisitions, joint ventures or other strategic transactions approved by the Board of Directors or a duly authorized committee thereof, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business and shall be intended to provide to the Company substantial additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (e) securities issuable pursuant to, and in accordance with the terms and conditions set forth in the applicable Equity Plan as are consistent with past practices and approved by a the Board of Directors or a duly authorized committee thereof, not in excess of the amounts permitted by such Equity Plan, and (f) securities issued or issuable pursuant to this Agreement, the Warrants, or upon exercise or conversion of any such securities.

“Exercise Price” shall have the meaning ascribed to such term in the Warrant Certificate for the Warrants.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“G&M” shall mean Grushko & Mittman, P.C., legal counsel to the Purchasers.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, pre-emptive right or other restriction.

“NI 45-102” means National Instrument 45-–02 - Resale of Securities of the Canadian Securities Administrators.

“OSC” means the Ontario Securities Commission.

“Outside of Canada Purchaser Certificate” means the Outside of Canada Purchaser Certificate attached hereto as Schedule C.

“Person” means an individual or company, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” shall mean $1.10 per Common Share (subject to appropriate adjustment for any share splits, share combinations, share dividends, recapitalizations and similar events occurring after the Closing Date).

“Purchased Shares” shall mean the Common Shares purchased pursuant to this Agreement.

“Registration Rights Agreement” shall mean the registration rights agreement annexed hereto as Exhibit B;

“Regulation S” means Regulation S, as amended, as promulgated under the Securities Act.

“Required Minimum” means, as of any date, the maximum aggregate number of Common Shares then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise in full of all Warrants, ignoring any conversion or exercise limits set forth therein.

“Securities” means the Purchased Shares, the Warrants and the Warrant Shares.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Act – Ontario” means the Securities Act (Ontario), as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable Common Shares).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Purchased Shares and Warrants purchased hereunder on the Closing Date as specified below the “Name of Purchaser” on such Purchaser’s signature page to this Agreement, in US dollars and in immediately available funds.

“Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of such entity.

“Trading Day” means a day on which the principal Trading Market is open for trading for three or more hours, and if the Company has no Trading Market, shall mean a Business Day.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the TSX Venture Exchange, the Toronto Stock Exchange, the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTCQB, or the OTCQX (or any successors to any of the foregoing). As of the Closing Date, the NASDAQ Capital Market is the primary Trading Market.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and the Warrant Certificates, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Marrelli Trust Company Limited, and any successor transfer agent of the Company.

“U.S. Person” means a “U.S. person” as that term is defined in Rule 902(k) of Regulation S.

“Underlying Shares” shall mean the Purchased Shares and the Warrant Shares.

“VWAP” means the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the primary Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P.

“Warrant Certificate” means the certificate governing the terms of the Warrants, in the form attached as Exhibit A hereto.

“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Common Share purchase warrants delivered to the Purchasers at the Closing.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers agree to purchase, Purchased Shares in the aggregate Subscription Amount of $4,000,000, and the Warrants to be issued therewith. Subject to the satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, each Purchaser shall deliver to the Company its Subscription Amount via wire transfer of immediately available funds to an account designated by the Company, and the Company shall deliver to each Purchaser its Purchased Shares and a Warrant Certificate representing its Warrants, and the Company and the Purchasers shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Subject to the satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of G&M or such other location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, the Closing Date shall occur on or before August 31, 2024 (the “Termination Date”). If the Closing is not held on or before the Termination Date, the Company shall cause (i) all subscription documents executed by the Purchasers to be returned to the Purchasers, and (ii) the Subscription Amount to be returned (if previously paid), without interest or deduction, to the Purchasers.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each of the Purchasers the following:

(i) this Agreement duly executed by the Company with the schedules, exhibits or appendices thereto, as applicable, current as of the Closing Date;

(ii) the Purchased Shares registered in the name of each Purchaser in the amount set forth on such Purchaser’s signature page;

(iii) the Registration Rights Agreement duly executed by the Company;

(iv) a Warrant Certificate representing a Warrant to purchase a number of Warrant Shares equal to 100% of the Purchased Shares purchased by such Purchaser hereunder;

(v) a certificate of the Chief Executive Officer of the Company, dated as of the Closing Date, in which such officer shall certify that, to the best of his knowledge, the conditions set forth in Section 2.3(b) have been fulfilled; and

(vi) an officer’s certificate containing (i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement and the other Transaction Documents and the transactions and actions contemplated hereby and thereby, which shall be accompanied by a certificate of the Chief Financial Officer of Company dated as of the Closing Date certifying to the Purchasers that such resolutions were duly adopted and have not been amended or rescinded, and (ii) an incumbency certificate dated as of the Closing Date executed on behalf of Company by its corporate secretary or one of its assistant corporate secretaries certifying the office of each officer of Company executing this Agreement, or any other agreement, certificate or other instrument executed pursuant hereto.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the Registration Rights Agreement duly executed by such Purchaser;

(iii) such Purchaser’s Subscription Amount by wire transfer of immediately available funds to the Company; and

(iv) all documents that such Purchaser is required to execute and deliver to the Company under Applicable Laws and the rules and policies of the TSX Venture Exchange, including the forms set out in Schedules A to D attached hereto, as applicable, as the issue and sale of the Securities by the Company to the Purchasers will not be qualified by a prospectus or registration statement.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder to effect the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent any representations or warranties are qualified by materiality, material adverse effect or other similar qualifiers therein, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein, including any Schedules, forms or other documents delivered by such Purchaser to the Company (unless any representations and warranties are made as of a specific date, therein in which case they shall be accurate in all material respects (or all respects, as applicable) as of such date);

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement;

(iv) the issue and sale of the Securities being exempt from the requirement to file a prospectus or registration statement and the requirement to deliver an offering memorandum under Applicable Laws relating to the offer and sale of the Securities, or the Company having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or registration statement or deliver an offering memorandum; and

(v) all necessary regulatory approvals (including Trading Market approvals) being obtained prior to the Closing Date.

(b) The obligations of the Purchasers hereunder to effect the Closing, unless waived by the Purchasers, are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent any representations or warranties are qualified by materiality, Material Adverse Effect (as defined in Section 3.1(b)) or other similar qualifiers therein, in all respects) on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or in all respects, as applicable) as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) all necessary regulatory approvals and Required Approvals being obtained prior to the Closing Date;

(v) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi) from the date hereof to the Closing Date, trading in the Common Shares shall not have been suspended by the TSX Venture Exchange, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall the Company have since the date hereof issued any variable rate securities, issued any equity or debt securities at a price lower than the Purchase Price or the Exercise Price, or have issued any securities with anti-dilution features (other than in respect of share splits, share combinations, share dividends, recapitalizations and similar transactions), nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Public Reports (as defined below) or in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to which it refers and any other representation only to the extent such Disclosure Schedule reasonably relates thereto without a requirement of a cross-reference, the Company hereby makes the following representations and warranties to the Purchasers as of the date hereof and the Closing Date (unless as of a specific date referenced therein, in which case they shall be accurate as of such date):

(a) Subsidiaries. All of the material subsidiaries and the Company’s ownership interests therein are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of pre-emptive and similar rights to subscribe for or purchase securities. If the Company has no Subsidiaries relevant to any component of this Agreement as of a relevant time, then such reference shall not be applicable at such time.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and capacity to own and use its properties and assets and to carry on its business as currently conducted, except as disclosed on Schedule 3.1(b). Neither the Company nor any Subsidiary is in material violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign company or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, or (iv) the occurrence of a Disqualification Event (any of (i), (ii), (iii) or (iv), a “Material Adverse Effect”) and, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and capacity to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by Applicable Law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration, adjustment, exchange, reset, exercise or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt, equity or other instrument (evidencing a Company or Subsidiary equity, debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to receipt of the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including applicable provincial, federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except, in the case of reach of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court, or any federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the receipt of approval from the TSX Venture Exchange and notice and/or application to, and/or approval of, each other applicable Trading Market for the issuance and sale of the Securities and the listing of the Common Shares and Warrant Shares for trading thereon; and (iii) the filing of the required forms with the Commission (if any) and such filings as are required to be made under applicable state securities laws and Canadian securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer provided for in the Transaction Documents.

(g) Capitalization. The capitalization of the Company is as set forth in Schedule 3.1(g). The Company has not issued any Common Shares since March 11, 2024, other than pursuant to the exercise or conversion of employee stock options and other securities under the Equity Plans, the issuance of Common Shares to employees pursuant to the Equity Plans and pursuant to the conversion and/or exercise of Common Shares Equivalents outstanding as of the date of the most recent report filed or furnished by the Company and available on EDGAR, or as set forth on Schedule 3.1(g). No Person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(g), there are no outstanding options, employee or incentive stock option plans, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Common Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Shares Equivalents. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue Common Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any pre-emptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) Reports; Financial Statements. Except as disclosed on Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed or furnished by the Company under the Securities Act – Ontario, the Securities Act and the Exchange Act (if applicable) or by the TSX Venture Exchange (collectively, “Public Reports”), for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such Public Reports prior to the expiration of any such extension. As of their respective dates, the Public Reports complied in all material respects with the requirements of the Securities Act, the Securities Act – Ontario and/or the Exchange Act, as applicable, and none of the Public Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Public Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission, the OSC or the TSX Venture Exchange (as applicable) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with international financial reporting standards applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Public Reports, except as specifically disclosed in a subsequent Public Report filed prior to the date hereof or on Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in public filings made with and available on EDGAR, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate except pursuant to the existing Equity Plans. The Company does not have pending before any Canadian or U.S. regulatory agency or Trading Market any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under Applicable Law at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the Public Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as set forth in the Public Reports, there has not been, and, to the knowledge of the Company, there is not pending or contemplated, any investigation by any Canadian or U.S. regulatory agency or Trading Market involving the Company or any current or former director or officer of the Company. No Canadian or U.S. regulatory agency or Trading Market issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or any such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all Canadian and U.S. federal, provincial, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. To the Company’s knowledge, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Public Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property (including domain names) owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except as would not reasonably be expected to have a Material Adverse Effect.

(o) Intellectual Property.

(i) The term “Intellectual Property Rights” means:

1.	the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks”);

2.	all patents and patent applications of the Company and each Subsidiary (collectively, “Patents”);

3.	all copyrights in both published works and unpublished works of the Company and each Subsidiary; and

4.	all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor.

(ii) Agreements. There are no outstanding and, to Company’s knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound, except as would not reasonably be expected to result in a Material Adverse Effect.

(iii) Know-How Necessary for the Business. The Company owns, licenses or otherwise possesses or has the right to use all Intellectual Property Rights necessary for the operation of the Company’s businesses as it is currently conducted or as represented, in writing, to the Purchasers to be conducted, except where the failure to do so would have a Material Adverse Effect. To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

(iv) Patents. The Company owns no Patents and has no patents pending. The Company and the Subsidiaries have, or have rights to use, all Patents necessary or required for use in connection with their respective businesses as described in the Public Reports and which the failure to so have would have a Material Adverse Effect. None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Patents has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Public Reports, a written notice of a claim or otherwise has any knowledge that the Patents violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Patents are enforceable and there is no existing infringement by another Person of any of the Patents. The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks. To the Company’s knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the Public Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary, and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company except as disclosed in the Public Reports.

(r) Compliance; Internal Accounting Controls. Except as disclosed on Schedule 3.1(h) and Schedule 3.1(qq), the Company is in material compliance with any and all applicable requirements of Securities Laws and filing and disclosure obligations with the principal Trading Market that are effective as of the date hereof, and as of the Closing Date. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) Certain Fees. No brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(s) that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Investment Company. The Company is not, and, immediately after receipt of payment for the Securities, will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary, except for the Purchasers and as set forth in the Public Reports.

(v) Reporting Company/Shell Company. Except as disclosed on Schedule 3.1(h) and Schedule 3.1(qq), the Company has no reason to believe that it will not in the year following the Closing Date continue to be in compliance with all listing and reporting requirements applicable to the Company as of the Closing Date. As of the Closing Date, the Company is not a “shell company” (as defined in Rule 405 of the Securities Act) and has never been a “shell company”.

(w) Application of Takeover Protections. The Company and the Board of Directors will have taken as of the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) and the laws of the Ontario that are or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchasers or their agents or counsel with any information that it believes constitutes material, non-public information in respect of the Company or its securities. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and the Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering of the Securities to be integrated with prior offerings by the Company for purposes of: (i) the Securities Act which would require the registration of any such securities under the Securities Act or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money in excess of $200,000, (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $200,000 due under leases required to be capitalized in accordance with IFRS. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(aa) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States and Canadian federal, provincial, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(bb) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(cc) Accountants and Lawyers. The Company’s audit firm is disclosed in the Public Records. To the knowledge and belief of the Company, such accounting firm is a participating audit firm with the Canadian Public Accountability Board. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers that could otherwise affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(dd) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchasers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchasers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to the Purchasers that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee) Acknowledgment Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 3.2(k) hereof), it is understood and acknowledged by the Company that: (i) the Purchasers have not been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by a Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) a Purchaser, and counter-parties in “derivative” transactions to which a Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Shares and (iv) a Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) a Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to the Warrants are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ff) Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, or (ii) sold, bid for, purchased, or paid (or agreed to pay) any compensation for soliciting purchases of, any of the Securities.

(gg) Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(hh) Stock Option Plan. To the knowledge of the Company, other than as disclosed in the Public Filings, each stock option granted by the Company under each of the Equity Plans was granted (i) in accordance with the terms of such Equity Plan and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such stock option would be considered granted under IFRS and Applicable Law. No stock option granted under any such Equity Plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or the Subsidiaries or their financial results or prospects.

(ii) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(kk) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ll) [Reserved.]

(mm) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(nn) [Reserved.]

(oo) [Reserved.]

(pp) No Outstanding Variable Priced Equity Linked Instruments. As of the Closing Date, the Company will not have outstanding nor issuable any (i) debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional Common Shares or Common Shares Equivalents or any of the foregoing at a price that can be reduced either (A) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Shares at any time after the initial issuance of such debt or equity security, or (B) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Common Shares since date of initial issuance, or upon the issuance of any debt, equity or Common Shares Equivalent, and (ii) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in Common Shares which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Shares at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions), nor any debt or equity with anti-dilution, ratchet or reset rights.

(qq) Listing and Maintenance Requirements. The Common Shares are listed on the TSX Venture Exchange and on Nasdaq under the symbol DGHI. Except as disclosed on Schedule 3.1(qq), the Company has not received notice in the past twelve (12) months from any Trading Market on which the Common Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(rr) Environmental and Safety Laws.

(i) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law where the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no basis to expect, nor has it or any other Person for whose conduct it is or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

(ii) There are no pending or, to the knowledge of the Company, threatened claims, encumbrances, or other restrictions of any nature, resulting from any environmental, health, and safety liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

(iii) The Company has no knowledge of any basis to expect, nor has it or any other Person for whose conduct it is or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Materials, or any alleged or actual violation or failure to comply with any Environmental Law, or of any alleged or actual obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

(iv) Neither the Company nor any other Person for whose conduct it is or may be held responsible, had any environmental, health, and safety liabilities with respect to the facilities or, to the knowledge of the Company, with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the facilities or any such other property or assets, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

(v) Neither the Company nor any other Person for whose conduct it is or may be held responsible, or to the knowledge of the Company, any other Person, has permitted or conducted, or is aware of, any hazardous activity conducted with respect to the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest except in full compliance with all applicable Environmental Laws, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

(vi) There has been no release of any Hazardous Materials at or from the facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or to the knowledge of the Company any geologically or hydrologically adjoining property, whether by the Company, or any other Person that has had a Material Adverse Effect.

(vii) For the purpose of this Section, Hazardous Material shall mean (i) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable federal, local or stated and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of the hazardous wastes, or other activities involving hazardous substances, including building materials or (b) petroleum products or nuclear materials.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date referenced therein, in which case they shall be accurate as of such date therein):

(a) Organization; Authority. Such Purchaser is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by Applicable Law.

(b) Understandings or Arrangements. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and have not been qualified for distribution by prospectus in Canada. Such Purchaser is acquiring the Securities for investment purposes as principal for its own account, not for the benefit of any other Person (within the meaning of Applicable Laws) and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to act jointly or in concert in connection with the Offering to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to any registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants it will be either: (i) an “institutional accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Such Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Schedule C (the “Investor Questionnaire”). The information set forth on the signature pages hereto and the Investor Questionnaire regarding such Purchaser is true and complete in all respects. Except as disclosed in the Investor Questionnaire, such Purchaser has had no position, office or other material relationship within the past three years with the Company or Persons (as defined below) known to such Purchaser to be affiliates of the Company, and is not a member of the Financial Industry Regulatory Authority or an “associated person” (as such term is defined under the FINRA Membership and Registration Rules Section 1011).

(d) Canadian Private Placement Provision. Such Purchaser’s ability to transfer the Securities is limited by, among other things, the United States and Canadian securities laws and the policies of the TSX Venture Exchange. In particular, such Purchaser acknowledges having been informed that the Warrant Shares issued upon exercise of the Warrants, are subject to resale restrictions under NI 45-102 and may not be sold or otherwise disposed of in Canada for a period of four months from the date of distribution of the Securities, unless a statutory exemption is available or a discretionary order is obtained from the OSC allowing the earlier resale thereof, and may be subject to additional resale restrictions if such sale or other disposition would be a “control distribution”, as that term is defined in NI 45-102. If such Purchaser is not resident in Canada, additional resale restrictions may apply under other Applicable Law. In addition, the policies of the TSX Venture Exchange may require that the Purchased Shares, Warrants and any Warrant Shares issued upon exercise of the Warrants not be sold or otherwise disposed of for a period of not less than four months from the Closing Date. Such Purchaser is resident or, if not an individual, has its head office, in the jurisdiction set out on such Purchaser signature page of this Agreement. Such address was not created and is not used solely for the purpose of acquiring the Securities. Such Purchaser has completed and delivered the Outside of Canada Purchaser Certificate attached as Schedule C hereto, makes the representations, warranties and covenants therein and confirms the truth and accuracy of all statements in such schedule as of the date of this Agreement and as of the Closing Date.

(e) Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, is aware of the characteristics of the Securities and has so evaluated and understands the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) Information on Company. Such Purchaser has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has had access through the SEDAR and EDGAR websites to the Company’s filings made with the applicable Canadian or U.S. regulatory agency or Trading Market through the fifth Business Day preceding the Closing Date. Such Purchaser is not deemed to have any knowledge of any information not included in the Public Reports unless such information is contained in the Transaction Documents (including the Disclosure Schedules) or is delivered in the manner described in the next sentence. In addition, such Purchaser may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Purchaser has requested and considered all factors such Purchaser has deemed material in deciding on the advisability of investing in the Securities.  Such Purchaser was afforded (i) the opportunity to ask such questions as such Purchaser deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Offering and the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Purchaser to evaluate an investment in the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

(g) Communication of Offer. Such Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are used in Rule 502(c) of Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement. Such Purchaser has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications, or other form of advertisement (including the electronic display such as the Internet) with respect to the distribution of the Securities.

(h) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Offering.

(i) No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Purchaser is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser or its ability to perform its obligations under the Transaction Documents). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(j) Pre-Existing Relationships. Such Purchaser represents and warrants that: (i) such Purchaser is not investing in the Offering in connection with or as a result of any registration statement filed with any Canadian or U.S. regulatory agency or Trading Market by the Company and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, such Purchaser did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising; or (C) observe any website or filing of the Company with any U.S. or Canadian regulatory agency or Trading Market in which any offering of securities by the Company was described and as a result learned of any offering of securities by the Company.

(k) Certain Transactions and Confidentiality; Ownership. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including any Short Sales, of securities of the Company during the period commencing as of the time such Purchaser first received a term sheet or other document setting forth the material terms of the transactions contemplated hereunder and ending on the Company’s making of a public announcement regarding the Offering. Other than to other Persons party to this Agreement or such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with the Offering (including the existence and terms of the Offering). Such Purchaser does not now, and, immediately following the consummation of the transactions contemplated by this Agreement and assuming the immediate exercise in full of such Purchaser’s Warrant, such Purchaser will not, own (beneficially or otherwise) ten percent (10%) or more of the issued and outstanding Common Shares.

(l) Consent. Such Purchaser on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom it is contracting hereunder, acknowledge and consent to the fact that the Company is collecting its personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), and, if applicable, that of each beneficial purchaser for whom it is contracting hereunder, for the purpose of completing this Agreement. Such Purchaser on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom it is contracting hereunder, acknowledge and consent to the Company retaining such personal information for as long as permitted or required by law or business practices. Such Purchaser, on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom it is contracting hereunder, further acknowledge and consent to the fact that the Company may be required by applicable Securities Laws, the rules and policies of any stock exchange or the rules of the Investment Industry Regulatory Organization of Canada to provide regulatory authorities with any personal information provided under this Agreement. Such Purchaser represents and warrants, as applicable, that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each beneficial purchaser for whom it is contracting hereunder. In addition to the foregoing, such Purchaser agrees and acknowledges that the Company, as the case may be, may use and disclose such Purchaser’s personal information, or that of each beneficial purchaser for whom it is contracting hereunder, as follows:

(i)	for internal use with respect to managing the relationships between and contractual obligations of the Company, and such Purchaser or any beneficial purchaser for whom it is contracting hereunder;

(ii)	for use and disclosure for income tax related purposes, including, without limitation, where required by law, disclosure to Canada Revenue Agency;

(iii)	for disclosure to stock exchanges and securities regulatory authorities and other regulatory bodies with jurisdiction with respect to approval or acceptance for filing of the Offering, reports of trades and similar stock exchange or regulatory filings including, without limiting the generality of the foregoing, disclosure to the TSX Venture Exchange pursuant to the Form 4B Private Placement Notice Form to be filed by the Company in respect of the Offering and the collection, use and disclosure thereof by the TSX Venture Exchange for the purposes described in Exhibit I or as otherwise identified by the TSX Venture Exchange from time to time;

(iv)	for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(v)	for disclosure to professional advisers of the Company in connection with the performance of their professional services;

(vi)	for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with such Purchaser prior written consent;

(vii)	for disclosure to a court determining the rights of the parties under this Agreement; or

(viii)	for use and disclosure as otherwise required or permitted by law.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Purchasers’ right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Disposition of Securities. The Securities may only be disposed of in compliance with provincial, state and federal securities laws in Canada or the United States, as the case may be. In connection with any transfer of Securities (other than pursuant to an effective registration statement, Rule 144, to the Company, pursuant to NI 45-102, or to an Affiliate of such Purchaser or in connection with a pledge as contemplated in Section 4.1(b)), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the Company’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of such Purchaser under this Agreement and the other Transaction Documents. Each Purchaser, severally and not jointly with each other Purchaser, agrees not to offer, or sell any of the Securities in the United States or to a U.S. Person (as defined in Rule 902 of Regulation S under the Securities Act), unless registered under the Securities Act or an exemption from registration under the Securities Act and applicable state securities laws is available, and such Purchaser acknowledges that the Securities may not be exchanged or exercised, in the United States or by, or for the account or benefit of, a U.S. Person or Person in the United States unless an exemption from registration under the Securities Act is available.

(b) Legend.

(i) [Reserved.]

(ii) U.S. Provisions. Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES FOR WHICH THIS SECURITY IS [EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND UNDER ANY APPLICABLE U.S. STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT (A) TO DIGIHOST TECHNOLOGY INC. OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACTOR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

[FOR WARRANTS ONLY: “THIS WARRANT MAY NOT BE EXERCISED UNLESS THE SHARES ISSUABLE UPON EXERCISE MAY BE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LEGISLATION OR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT.”]

(c) Pledge. The Company acknowledges and agrees that the Purchasers may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchasers may transfer pledge or secure Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and, to the Company’s knowledge, no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. At the appropriate Purchaser’s expense and upon such Purchaser’s reasonable request, the Company will use commercially reasonable efforts to execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities that is otherwise permitted by the terms of this Agreement.

(d) Legend Removal. If any of the Underlying Shares are being sold pursuant to Rule 144 of the Securities Act, if available, the legend in Section 4.1(b)(ii) shall be removed by delivering to the Company and the Transfer Agent customary and reasonable representations as to the availability of Rule 144 (subject, as applicable, to Rule 144(i)). The Company shall promptly provide, at its expense, any such opinions to effect the foregoing, in form and substance reasonably satisfactory to the Company and the Transfer Agent, to the effect that the legend is no longer required under applicable requirements of the Securities Act. Each Purchaser understands and acknowledges that (i) if the Company is ever deemed to be, or to have been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the Securities Act may not be available for resales of the Securities, and (ii) the Company is not obligated to take, and has no present intention of taking, any action to make Rule 144 under the Securities Act (or any other exemption) available for resales of the Securities. The Company agrees that following such time as all such legends are no longer required under this Section 4.1(d), it will, no later than five (5) Trading Days following the delivery by such Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends (however, the Company shall use reasonable best efforts to deliver such shares within two (2) Trading Days).

(e) Legend Removal Default. In addition to such Purchaser’s other available remedies, the Company shall pay to such Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the highest of the actual purchase price paid by such Purchaser for such Common Shares or the applicable VWAP multiplied by such number of Common Shares on the date such Securities are submitted to the Transfer Agent) properly delivered for removal of the restrictive legend pursuant to Section 4.1(d), $10 per Trading Day for each Trading Day after the Legend Removal Date (increasing to $20 per Trading Day after the fifth Trading Day) until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief.

(f) DWAC. In lieu of delivering physical certificates representing the Unlegended Shares, upon request of such Purchaser, and so long as the certificates therefor do not bear a legend and such Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its Transfer Agent to electronically transmit the Unlegended Shares by crediting the account of such Purchaser’s prime broker with the Depository Trust Company through its Deposit/Withdrawal At Custodian system, provided that the Common Shares are DTC eligible and the Company’s transfer agent participates in the Deposit/Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.

(g) Injunction. In the event a Purchaser shall request delivery of Unlegended Shares as described in this Section 4.1 and the Company is required pursuant to the terms hereof to deliver such Unlegended Shares, the Company may not refuse to deliver Unlegended Shares based on any claim that such Purchaser or anyone associated or affiliated with such Purchaser has not otherwise complied with such Purchaser’s obligations under the Transaction Documents (other than the conditions and obligations set forth herein with respect to request and receipt of Unlegended Shares), unless an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Purchaser in the amount of the greatest of (i) 120% of the amount of the aggregate purchase price of the Warrant Shares to be subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Shares on the Trading Day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Purchaser to the extent such Purchaser obtains judgment in such Purchaser’s favor.

(h) Buy-In. In addition to any other rights available to a Purchaser, if the Company fails to deliver Unlegended Shares to a Purchaser as required pursuant to this Agreement and after the Legend Removal Date such Purchaser, or a broker on such Purchaser’s behalf, purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by such Purchaser of the Common Shares which such Purchaser was entitled to receive in unlegended form from the Company (a “Buy-In”), then the Company shall promptly pay in cash to such Purchaser (in addition to any remedies available to or elected by such Purchaser) the amount, if any, by which (A) such Purchaser’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (B) the aggregate purchase price of the Common Shares delivered to the Company for reissuance as Unlegended Shares, together with interest thereon at a rate of 12% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Purchaser purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of Shares delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay such Purchaser $1,000, plus interest, if any. A Purchaser shall provide the Company written notice indicating the amounts payable to such Purchaser in respect of the Buy-In.

(i) Plan of Distribution. Each Purchaser agrees with the Company that such Purchaser will sell Unlegended Shares only pursuant to an effective registration statement under the Securities Act, including any applicable prospectus delivery requirements, or pursuant to an exemption from the registration requirements thereof (as applicable), and that if Securities are sold pursuant to Rule 144, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Common Shares, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against a Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3 Furnishing of Information; Public Information

(a) As long as the Securities are outstanding, the Company shall use commercially reasonable efforts to file all current and periodic reports required to be filed in conjunction with all Applicable Law and the TSX Venture Exchange.

(b) At any time commencing six months after the Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(2) and otherwise without restriction or limitation pursuant to Rule 144, if both (i) the Company shall have failed for any reason to satisfy the current public information requirement under Rule 144(c) or subparagraph (a) above and (ii) there is no registration statement under the Securities Act effective and available for the resale of the Underlying Shares (a “Public Information Failure”), then, in addition to such Purchaser’s other available remedies, the Company shall pay to such Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price and purchase price of Warrant Shares held by such Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer Warrant Shares pursuant to Rule 144. Any liquidated damages payable to a Purchaser pursuant to this Section 4.3(b) together with any liquidated damages payable pursuant to the Registration Rights Agreement shall be capped at ten percent (10%) of such Purchaser’s Subscription Amount. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction or to effectuate such other transaction unless shareholder approval is obtained before the earlier of the closing of such subsequent transaction or effectuation of such other transaction.

4.5 Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall, by 9:30 a.m. (New York City time) on the first Trading Day following the Closing Date, issue a press release and file a Form 6-K with the Commission describing the material terms of the Offering. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and the Purchasers shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchasers shall issue any press release nor otherwise make any such public statement concerning the foregoing without the prior consent of the Company, with respect to any press release of the Purchasers, or without the prior consent of the Purchasers, with respect to any press release of the Company concerning the Offering, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, without the prior written consent of the Purchasers, the Company shall not publicly disclose the name of the Purchasers, or include the name of the Purchasers in any filing with any Canadian or U.S. regulatory agency or Trading Market unless the name of the Purchaser is already included in the body of the Transaction Documents or unless required by applicable law or the Trading Markets. The Company shall file Form 20-F for the fiscal year ended December 31, 2023 as promptly as commercially possible following the date hereof.

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that a Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that a Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any of the Purchasers or their agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information or shall have otherwise agreed in writing to accept such information. The Company understands and confirms that the Purchasers shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9 Use of Proceeds. The Company shall not use proceeds from the sale of the Offering: (a) for the satisfaction of any portion of the Company’s Indebtedness, (b) for the redemption of any Common Shares or Common Shares Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations or any analogous Canadian laws.

4.10 Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and their directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls a Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation but excluding any lost profits that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against any Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of its material representations, warranties or covenants under the Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11 Reservation and Listing of Securities. The Company shall prior to the Closing, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of Common Shares at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such Common Shares to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Shares on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company warrants that it is permitted under its constating documents to issue unlimited Common Shares and, therefore, does not need to reserve Common Shares for issuance upon exercise of the Warrants.

4.12 Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchasers.

The Purchasers further acknowledge and expressly consent to:

(a) the disclosure of Personal Information by the Company to the TSX Venture Exchange pursuant to the TSX Venture Exchange Form 4B entitled Private Placement Notice Form and other applicable regulatory authorities, as required; and

(b) the collection, use and disclosure of Personal Information by the TSX Venture Exchange for such purposes described in Appendix 6B (a copy of which is attached as Schedule F) or as otherwise may be identified by the TSX Venture Exchange, from time to time.

The information provided by the Purchasers identifying among other things, the name, address, telephone number and email address of the Purchasers, the number of Purchased Shares being purchased hereunder, the Subscription Amount, and the exemption that the Purchasers are relying on in purchasing the Purchased Shares will be disclosed to the Canadian securities regulatory authorities, and such information is being indirectly collected by the Canadian securities regulatory authorities under the authority granted to it under Canadian securities legislation. This information is being collected for the purposes of the administration and enforcement of Canadian securities legislation. The Purchasers hereby authorize the indirect collection of such information by the Canadian securities regulatory authorities.

4.13 Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person not otherwise disclosed herein or in the Public Reports.

4.14 DTC Program. At all times that the Warrants are outstanding, the Company shall use its reasonable best efforts to employ as the transfer agent for its Common Shares and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program and, if possible, cause the Common Shares and Warrant Shares to be transferable pursuant to such program.

4.15 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision in this Agreement unless the same consideration is also offered on a ratable basis to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.16 Duration of Undertakings. Unless otherwise stated in this Article IV, all of the Company’s undertakings, obligations and responsibilities set forth in Article IV of this Agreement shall remain in effect for so long as any Securities remain outstanding and are held by the Purchasers.

4.17 Participation in Future Financing.

(a) For a long as (i) the Warrants are outstanding and held by Purchasers in respect of at least a majority of the Warrants Shares initially covered thereby (and, for the avoidance of doubt have not expired), and (ii) any Purchaser holds any Securities, upon any proposed issuance by the Company of Common Shares or Common Share Equivalents for cash consideration, debt, or a combination thereof, other than (i) a rights offering to all holders of Common Shares, or (ii) an Exempt Issuance (each a “Subsequent Financing”), the Purchasers shall have the right to participate in up to an amount of the Subsequent Financing equal to fifty percent (50%) of the gross proceeds to be received by the Company at the closing of the Subsequent Financing (the “Participation Maximum”), pro rata to each other in proportion to their Subscription Amounts, on the same terms, conditions and price provided for in the Subsequent Financing, unless the Subsequent Financing is an underwritten public offering (including any “bought deal”), in which case the Company shall notify each Purchaser of such public offering when it is lawful for the Company to do so, but no Purchaser shall be entitled to purchase any particular amount of such public offering without the approval of the lead underwriter of such underwritten public offering or if the Purchaser’s participation or level of participation would violate the rules of any Trading Market on which the Common Stock is then listed or quoted or would require shareholder approval under such rules and the Company has not otherwise agreed to seek stockholder approval for any aspect of such Subsequent Financing.

(b) At least three (3) Trading Days prior to the anticipated closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The requesting Purchaser shall be deemed to have acknowledged that the Subsequent Financing Notice may contain material non-public information, that it will keep such information confidential and that it will not trade in any securities of the Company while in possession of such information. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and if available in connection with such Subsequent Financing, shall include a term sheet or similar document relating thereto as an attachment. If a Purchaser advises the Company that it does not want to review the details of such financing or does not respond to the Company’s Pre-Notice prior to 5:30 p.m. (New York City time) on the first (1st) Trading Day after its receipt of the Pre-Notice, such Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the first (1st) Trading Day after its receipt of the Subsequent Financing Notice that the Purchaser will participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms summarized in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser by 5:30 p.m. (New York City time) on the first (1st) Trading Day after its receipt of the Subsequent Financing Notice, such Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(d) If by 5:30 p.m. (New York City time) on the 1 (1st) Trading Day after their receipt of the Subsequent Financing Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing are, in the aggregate, less than the Participation Maximum, then the Company may affect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice, and each of the Purchasers shall simultaneously effect its portion of such Subsequent Financing as set forth in their notifications to the Company consistent with the terms set forth in the Subsequent Financing Notice.

(e) If by 5:30 p.m. (New York City time) on the first (1st) Trading Day after their receipt of the Subsequent Financing Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  The Company may then effect the portion of the Subsequent Financing in excess of the Participation Maximum on the terms and with the Persons set forth in the Subsequent Financing Notice, and each of the Purchasers shall simultaneously effect its Pro Rata Portion of such Subsequent Financing. “Pro Rata Portion” means the ratio of (x) the amount of such Subsequent Financing proposed to be purchased hereunder by a Purchaser participating under this Section 4.17 and (y) the sum of the aggregate amount of such Subsequent Financing proposed to be purchased hereunder by all Purchasers participating under this Section 4.17.

(f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.17, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason within sixty (60) Trading Days after the date of the initial Subsequent Financing Notice.

(g) The Company and each Purchaser agree that, if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder (for avoidance of doubt, the securities purchased in the Subsequent Financing shall not be considered securities purchased hereunder) or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(h) Notwithstanding anything to the contrary in this Section 4.17 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the seventh (7th) Trading Day following delivery of the Subsequent Financing Notice. If by such seventh (7th) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(i) Purchaser’s Exercise Limitations. The Company shall not effect exercise of the rights granted in Section 4.17 of this Agreement, and a Purchaser shall not have the right to exercise any portion of such rights granted in Section 4.17 only to the extent that after giving effect to such exercise, the Purchaser would beneficially own in excess of the Beneficial Ownership Limitation.

ARTICLE V.

MISCELLANEOUS

5.1 Termination.  This Agreement may be terminated by either Party by written notice to the other Party, if the Closing has not been consummated on or before the Termination Date; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party.

5.2 Fees and Expenses. At the Closing, the Company has agreed to pay G&M for the legal fees in connection with the Closing in the amount of U.S. $25,000.00. Except as expressly set forth in the Transaction Documents, each party shall be responsible for and pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by the Purchasers), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. For the avoidance of doubt, nothing contained herein shall obligate the Company to pay or reimburse for any taxes in respect of any capital gains or other income of any Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Digihost Technology Inc., 110 Yonge Street, Suite 1601 Toronto, Ontario, M5C 1T4, Canada, Attn: Michel Amar, Chief Executive Officer, email: michel@digihostblockchain.com, with a copy by email only to: Peterson McVicar LLP, 110 Yonge Street, Suite 1601 Toronto, Ontario, M5C 1T4, Canada, Attn: Domenic D’Argento, email: ddargento@petelaw.com and Katten Muchin Rosenman LLP, 525 W. Monroe Street, Chicago, Illinois, 60661, Attn: Mark D. Wood, email: mark.wood@katten.com, and (ii) if to the Purchasers, to: the address and email address indicated on the signature pages hereto, with an additional copy by email only to (which shall not constitute notice): Grushko & Mittman, P.C., 1800 Rockaway Avenue, Suite 206, Hewlett, New York 11557, email: eli@grushkomittman.com.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest of the Securities then outstanding (the “Majority in Interest”), or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. Whenever the term “consent of the Purchasers” or a similar term is employed herein, it shall mean the consent of a Majority in Interest. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings; Dollar Amounts. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. All dollar amounts are in US dollars, unless otherwise specified herein.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers (other than by merger, amalgamation, plan of arrangement or similar event). Prior to the Closing, no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. Following the Closing, each Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to such Purchaser.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State and County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever a Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may, at any time prior to the Company’s performance of such obligations, rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, such Purchaser shall be required to return any Common Shares subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate Purchase Price or Exercise Price, as applicable, paid to the Company for such Warrant Shares, and the restoration of such Purchaser’s right to acquire such shares pursuant to Warrant, (including, issuance of a replacement Warrant Certificate, respectively, evidencing such restored right).

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to a Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.17 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Shares in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Common Shares that occur after the date of this Agreement. Unless otherwise indicated or the context otherwise requires, (a) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement or any other Transaction Document shall be by way of example rather than limitation.

5.18 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.19 Equitable Adjustment. Trading volume amounts, price/volume amounts, the amount of Warrants, the Purchase Price, Exercise Prices and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of share splits, share combinations, share dividends, recapitalizations and similar events and as otherwise described in this Agreement and Warrants.

5.21 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through G&M. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers. In the event circumstances do not enable or allow the Company to fulfill its obligation in full to all Purchasers, then the Company shall fulfill its obligations to multiple Purchasers having the same rights, pro rata to each such affected Purchaser’s Subscription Amount actually delivered to the Company.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DIGIHOST TECHNOLOGY INC.

/s/ Michel Amar
Name:	Michel Amar
Title:	Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGE TO DIGIHOST TECHNOLOGY INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date indicated above.

Name of Purchaser: Eleven Ventures LLC

Signature of Authorized Signatory of Purchaser: /s/ Hartley Wasko

Name of Authorized Signatory: Hartley Wasko

Title of Authorized Signatory: Manager

Email Address of Authorized Signatory: ***

Telephone Number of Authorized Signatory: ***

Residential or Head Office Address of the Purchaser: ***

Address for Notice to Purchaser: ***

Subscription Amount: $3,425,000

Purchased Shares: 3,113,636

Warrant Shares: 3,113,636

[PURCHASER SIGNATURE PAGE TO DIGIHOST TECHNOLOGY INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date indicated above.

Name of Purchaser: James McCabe

Signature of Authorized Signatory of Purchaser: /s/ James McCabe

Name of Authorized Signatory: __________________________________________________________________

Title of Authorized Signatory: ___________________________________________________________________

Email Address of Authorized Signatory: ***

Telephone Number of Authorized Signatory: ***

Residential or Head Office Address of the Purchaser: ***

Address for Notice to Purchaser: ***

Subscription Amount: $325,000

Purchased Shares: 295,454

Warrant Shares: 295,454

[PURCHASER SIGNATURE PAGE TO DIGIHOST TECHNOLOGY INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date indicated above.

Name of Purchaser: Scott Herman

Signature of Authorized Signatory of Purchaser: /s/ Scott Herman

Name of Authorized Signatory: __________________________________________________________________

Title of Authorized Signatory: ___________________________________________________________________

Email Address of Authorized Signatory: ***

Telephone Number of Authorized Signatory: ***

Residential or Head Office Address of the Purchaser: ***

Address for Notice to Purchaser: ***

Subscription Amount: $100,000

Purchased Shares: 90,909

Warrant Shares: 90,909

[PURCHASER SIGNATURE PAGE TO DIGIHOST TECHNOLOGY INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date indicated above.

Name of Purchaser: Marc Hermes

Signature of Authorized Signatory of Purchaser: /s/ Marc Hermes

Name of Authorized Signatory: __________________________________________________________________

Title of Authorized Signatory: ___________________________________________________________________

Email Address of Authorized Signatory: ***

Telephone Number of Authorized Signatory: ***

Residential or Head Office Address of the Purchaser: ***

Address for Notice to Purchaser: ***

Subscription Amount: $75,000

Purchased Shares: 68,182

Warrant Shares: 68,182

[PURCHASER SIGNATURE PAGE TO DIGIHOST TECHNOLOGY INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date indicated above.

Name of Purchaser: JHRW Holdings, LLC

Signature of Authorized Signatory of Purchaser: /s/ Rhett Wadsworth

Name of Authorized Signatory: Rhett Wadsworth

Title of Authorized Signatory: Manager

Email Address of Authorized Signatory: ***

Telephone Number of Authorized Signatory: ***

Residential or Head Office Address of the Purchaser: ***

Address for Notice to Purchaser: ***

Subscription Amount: $75,000

Purchased Shares: 68,182

Warrant Shares: 68,182

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